PROXY

     The undersigned hereby appoints Antal Markus, Corporate President as attorney-in-fact to vote my (our) proxy at the Special Meeting of Shareholders of 1st GENX.COM, Inc., to be held October 16, 200100 at the hour of 11:00 AM PST at the MGM Grand, Conference Center Room 103, 4701 Koval Lane, Las Vegas, NV 89101, for the holders of record as of August 31, 2001

I        Ratification of an Agreement and Plan of Reorganization.

                 For              Against               Abstain



II       Amend the Articles of Incorporation changing the Corporate name to:
                           Oasis Information Systems, Inc.

                For              Against               Abstain



III      Elect directors for the coming year.

         Recommend :       A vote for the election of the following nominees:

                           For                Against               Abstain

                          ----------            ---------             -------
Jerry V. Tavitas
                          ----------            ---------             -------

                          ----------            ---------             -------
Diane G. Terry
                          ----------            ---------             -------

                          ----------            ---------             -------
Randy Walker
                          ----------            ---------             -------


     Please indicate your vote by firmly placing an X in the appropriate numbered box above with blue or black ink only.

     Please X here if you plan to attend and vote your shares at the meeting.




                Signature(s)                                    Date


                Number of Shares